                                                                     Exhibit 4.2


    NUMBER                                                         WARRANTS
  MMW -

                              (SEE REVERSE LEGEND)
              (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
                 5:00 P.M. NEW YORK CITY TIME, __________, 2007


                          MONTANA MILLS BREAD CO., INC.

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT


THIS CERTIFIES THAT, for value received _______________________________________
is the registered holder of a Warrant or Warrants expiring ______________, 2007 (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, $.001 par value ("Shares"), of Montana Mills Bread Co., Inc., a Delaware corporation (the "Company") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on __________, 2002, such number of Shares of the Company at the price of $________ per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Warrant Price and the number of Shares purchasable hereunder are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant.

     Upon any exercise of the Warrant for less than the total number of full shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

     Notwithstanding anything contained in the Warrant or the Warrant Agreement, the Company may refuse the exercise or transfer of any Warrants pursuant to its Bylaws.

     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant does not entitle the registered holder to any of the rights of a Stockholder of the Company.

     The Company reserves the right to call the Warrant, with the consent of Kirlin Securities, Inc. (the "Underwriter"), at any time prior to its exercise, with a notice of call in writing to the Warrantholders of Record, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least 200% of the then-current exercise price of the Warrants on each of the 20 consecutive trading days ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised, or tendered back to the Company by the end of the date specified in the notice of call, shall be canceled on the books of the Company and have no further value.


By



------------------------------------      -------------------------------------
                           Secretary                                  President

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of


-------------------------------------------------------------------------------
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
                    -----------------------------------------------------------
                           (PLEASE PRINT OR TYPE NAME AND ADDRESS)


-------------------------------------------------------------------------------
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


                                    -------------------------------------------
                                    (SIGNATURE)
Dated:
       --------------------         -------------------------------------------
                                    (SIGNATURE)

                                    -------------------------------------------
                                    (ADDRESS)

                                    -------------------------------------------


                                    -------------------------------------------
                                    (TAX IDENTIFICATION NUMBER)


                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____________________ hereby sell, assign, and transfer unto


-------------------------------------------------------------------------------
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
                    -----------------------------------------------------------
                           (PLEASE PRINT OR TYPE NAME AND ADDRESS)


 ______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                                    -------------------------------------------
                                    (SIGNATURE)
Dated:
       --------------------         -------------------------------------------
                                    (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.